UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2011
Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.
(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117
(Address of principal executive offices and zip code)

(800) 232-3888
(Company’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2011, Teletouch Communications, Inc. a Delaware corporation (the “Company”), Thermo Credit, LLC, a Colorado limited liability company (the “Lender”), Teletouch Licenses, Inc., a Delaware corporation (“TLI”), and Progressive Concepts, Inc., a Texas corporation (“PCI”) entered into Amendment No. 3 to Loan and Security Agreement and Modification of Promissory Note (the “Note”) dated as of April 30, 2008 (the “Amendment No. 3”). Under the Note, as amended to date, the Lender agreed to make certain revolving credit facilities available to the Company, PCI and TLI, the terms of which arrangement were disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2008, as subsequently amended, and which disclosures are incorporated by reference herein. Under the terms of the Amendment No. 3, the parties agreed to the following:

(i)	The maturity date of the Note has been extended for an additional year from January 31, 2012 to January 31, 2013,
(ii)	A commitment fee on the balance of the revolving credit facility is payable on or before January 31, 2012,
(iii)	Monthly step down payments for the period from December 2010 to June 2011 have been deferred and will be due and payable on or before August 31, 2011, and
(iv)
An advance of $433,747 which was acknowledged by the parties to the Amendment No. 3 as an excess payment on the revolving debt as of December 31, 2010 has been deferred and will be due and payable on or before August 31, 2011.

The foregoing description of the Amendment No. 3 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreement, which contains additional terms customary to the agreements of this nature. A copy of the Amendment No. 3 is filed as an exhibit to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

10.1	Third Amendment to Loan and Security Agreement and Modification of Promissory Note

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 11, 2011	By: /s/	Douglas E. Sloan
Name: Douglas E. Sloan
Title: Chief Financial Officer